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                       UGI UTILITIES INC. AND SUBSIDIARIES
        COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES - EXHIBIT 12.1
                             (THOUSANDS OF DOLLARS)


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

                                                Three
                                                Months
                                                Ended                     Year Ended September 30,
                                              December 31,    -------------------------------------------------
                                                 1998          1998          1997          1996          1995
                                                -------       -------       -------       -------       -------
EARNINGS:
Earnings before income taxes                    $21,014       $57,007       $63,275       $61,717       $39,759
Interest expense                                  4,384        17,383        16,696        15,921        16,632
Amortization of debt discount and expense            54           200           176           173           206
Interest component of rental expense                335         1,624         1,887         1,838         1,604
                                                -------       -------       -------       -------       -------
                                                $25,787       $76,214       $82,034       $79,649       $58,201
                                                =======       =======       =======       =======       =======

FIXED CHARGES:
Interest expense                                $ 4,384       $17,383       $16,696       $15,921       $16,632
Amortization of debt discount and expense            54           200           176           173           206
Allowance for funds used during
      construction (capitalized interest)             7            39           114           107            65
Interest component of rental expense                335         1,624         1,887         1,838         1,604
                                                -------       -------       -------       -------       -------
                                                $ 4,780       $19,246       $18,873       $18,039       $18,507
                                                =======       =======       =======       =======       =======

Ratio of earnings to fixed charges                 5.39          3.96          4.35          4.42          3.14
                                                =======       =======       =======       =======       =======
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